Exhibit 99.1
Slack Announces First Quarter Fiscal Year 2022 Results
Total revenue of $273.4 million, up 36% year-over-year
Added over 13,000 net new Paid Customers, for a total of 169,000
Over 950,000 connected endpoints on Slack Connect, up 265% year-over-year
SAN FRANCISCO, June 3, 2021—Slack Technologies, Inc., (NYSE: WORK) today reported financial results for its fiscal quarter ended April 30, 2021.
Management Commentary:
“Companies globally are racing toward a digital-first way of working to attract talent and to win,” said Stewart Butterfield, Chief Executive Officer and Co-Founder at Slack. “Slack is not just embracing this trend, we are enabling it. In Q1 we saw a near-record number of Paid Customer additions, a record number of Paid Customers adopting Slack Connect, and approached 1 million active developers on our platform.”

“We saw rapid growth across segments in the first quarter, adding 13,000 net new Paid Customers and 102 net new Paid Customers spending greater than $100,000 annually,” said Allen Shim, Chief Financial Officer at Slack. “We also continue to drive substantial leverage. In Q1, we generated a record amount of free cash flow and expanded non-GAAP operating margins 1200bps year-over-year.”
First Quarter Fiscal 2022 Financial Highlights:
•Total revenue was $273.4 million, an increase of 36% year-over-year.
•Calculated Billings was $278.5 million, an increase of 35% year-over-year.
•GAAP gross profit was $234.1 million, or 85.6% gross margin, compared to $176.0 million, or 87.3% gross margin, in the first quarter of fiscal year 2021. Non-GAAP gross profit was $238.0 million, or 87.1% gross margin, compared to $179.2 million, or 88.9% gross margin, in the first quarter of fiscal year 2021.
•GAAP operating loss was $55.3 million, or (20.2)% of total revenue, compared to a $76.2 million loss in the first quarter of fiscal year 2021, or (37.8)% of total revenue. Non-GAAP operating income was $10.8 million, or 4.0% of total revenue, compared to a $16.6 million loss in the first quarter of fiscal year 2021, or (8.3)% of total revenue.
•GAAP net loss per basic and diluted share was $0.05. Non-GAAP net income per diluted share was $0.08.
•Net cash provided by operations was $62.8 million, or 23% of total revenue, compared to cash provided by operations of $8.7 million, or 4% of total revenue, for the first quarter of fiscal year 2021. Free Cash Flow was $62.7 million, or 23% of total revenue, compared to $3.7 million, or 2% of total revenue for the first quarter of fiscal year 2021.
Recent Business Highlights:
•First Quarter Highlights:
◦Over 169,000 Paid Customers, up 39% year-over-year.
◦122% net dollar retention rate.
◦1,285 Paid Customers with greater than $100,000 in annual recurring revenue, up 33% year-over-year.
◦113 Paid Customers with greater than $1 million in annual recurring revenue, up 45% year-over-year.
◦Over 91,000 Paid Customers using Slack Connect, up from over 74,000 at the end of last quarter.
◦Over 950,000 connected endpoints on Slack Connect, up over 265% year-over-year.
Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: Calculated Billings, Free Cash Flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share. Certain of these non-GAAP financial measures exclude stock-based compensation and related employer payroll taxes, amortization of debt discount and issuance costs, and amortization of intangible assets.
Slack believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Slack’s financial condition and results of operations. Slack’s management uses these non-GAAP measures to compare Slack’s performance to that of prior periods for trend analysis, and for budgeting and planning purposes. Slack believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Slack’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Slack’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Slack urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Slack’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our product development, business strategy and plans, market trends, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Slack makes with the Securities and Exchange Commission from time to time. The forward-looking statements included in this press release represent Slack’s views as of the date of this press release. Slack undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Presentation:
An investor presentation providing additional information and analysis can be found at investor.slackhq.com.
About Slack:
Slack has transformed business communication. It’s the leading channel-based messaging platform, used by millions to align their teams, unify their systems, and drive their businesses forward. Only Slack offers a secure, enterprise-grade environment that can scale with the largest companies in the world. It is a new layer of the business technology stack where people can work together more effectively, connect all their other software tools and services, and find the information they need to do their best work. Slack is where work happens.
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Slack and the Slack logo are trademarks of Slack Technologies, Inc. or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.
CONTACTS:

Jesse Hulsing	Steve Sharpe
Investor Relations	Media Relations
ir@slack.com	pr@slack.com

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue	$273,357	$201,650
Cost of revenue	39,237	25,602
Gross profit	234,120	176,048
Operating expenses:
Research and development	103,602	91,225
Sales and marketing	123,947	110,320
General and administrative	61,848	50,654
Total operating expenses	289,397	252,199
Loss from operations	(55,277)	(76,151)
Interest expense	(12,029)	(2,842)
Interest income and other income, net	40,426	4,708
Loss before income taxes	(26,880)	(74,285)
Provision for income taxes	1,065	142
Net loss	(27,945)	(74,427)
Net income attributable to noncontrolling interest	—	784
Net loss attributable to Slack common stockholders	$(27,945)	$(75,211)
Basic and diluted net loss per share:
Net loss per share attributable to Slack common stockholders, basic and diluted	$(0.05)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to Slack common stockholders, basic and diluted	581,550	557,414

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,332,649	$1,081,357
Marketable securities	308,464	505,895
Accounts receivable, net	141,543	237,439
Prepaid expenses and other current assets	58,446	59,702
Total current assets	1,841,102	1,884,393
Restricted cash	38,490	38,490
Strategic investments	114,026	68,161
Property and equipment, net	82,136	87,908
Operating lease right-of-use assets	212,479	219,195
Intangible assets, net	16,173	17,885
Goodwill	76,204	76,204
Other assets	41,720	41,464
Total assets	$2,422,330	$2,433,700
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,149	$13,145
Accrued compensation and benefits	57,261	108,868
Accrued expenses and other current liabilities	25,401	29,864
Operating lease liability	36,023	34,930
Deferred revenue	515,573	510,311
Total current liabilities	649,407	697,118
Convertible senior notes, net	662,224	651,398
Operating lease liability, noncurrent	219,486	225,266
Deferred revenue, noncurrent	198	294
Other liabilities	2,145	2,183
Total liabilities	1,533,460	1,576,259
Commitments and contingencies
Stockholders’ equity:
Common stock	59	58
Additional paid-in-capital	2,453,908	2,371,676
Accumulated other comprehensive income (loss)	(109)	102
Accumulated deficit	(1,564,988)	(1,537,043)
Total Slack Technologies, Inc. stockholders’ equity	888,870	834,793
Noncontrolling interest	—	22,648
Total stockholders’ equity	888,870	857,441
Total liabilities and stockholders’ equity	$2,422,330	$2,433,700

SLACK TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(27,945)	$(74,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,480	6,700
Stock-based compensation	59,017	53,711
Amortization of debt discount and issuance costs	10,825	2,366
Non-cash operating lease expense	10,339	8,732
Amortization of deferred contract acquisition costs	5,060	3,143
Net amortization of bond premium on debt securities available for sale	1,001	171
Change in fair value of strategic investments	(39,893)	(1,638)
Other non-cash adjustments	676	592
Changes in operating assets and liabilities:
Accounts receivable	95,627	39,470
Prepaid expenses and other assets	(4,069)	(6,561)
Accounts payable	2,004	(3,746)
Operating lease liabilities	(8,310)	(8,671)
Accrued compensation and benefits	(51,607)	(13,328)
Deferred revenue	5,167	4,359
Other current and long-term liabilities	(2,617)	(2,144)
Net cash provided by operating activities	62,755	8,729
Cash flows from investing activities:
Purchases of marketable securities	—	(100,302)
Maturities of marketable securities	196,220	69,613
Sales of marketable securities	—	4,289
Purchases of property and equipment	(50)	(5,046)
Purchase of strategic investments	(5,972)	(4,018)
Net cash provided by (used in) investing activities	190,198	(35,464)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	842,016
Purchases of capped calls related to convertible senior notes	—	(105,570)
Purchase of noncontrolling interest	(22,648)	—
Proceeds from exercise of stock options	1,328	2,905
Payments of contingent consideration for acquisitions	(800)	—
Issuance of common stock for employee stock purchase plan	20,459	16,610
Net cash provided by (used in) financing activities	(1,661)	755,961
Net increase in cash, cash equivalents and restricted cash	251,292	729,226
Cash, cash equivalents and restricted cash at beginning of period	1,119,847	537,489
Cash, cash equivalents and restricted cash at end of period	$1,371,139	$1,266,715

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

Calculated Billings

	Three Months Ended April 30,
	2021	2020
Revenue	$273,357	$201,650
Add: Total deferred revenue, end of period	515,771	381,073
Less: Total deferred revenue, beginning of period	(510,605)	(376,714)
Calculated Billings	$278,523	$206,009

Free Cash Flow

	Three Months Ended April 30,
	2021	2020
Net cash provided by operating activities	$62,755	$8,729
Purchases of property and equipment	(50)	(5,046)
Free Cash Flow	$62,705	$3,683
Operating cash margin	23%	4%
Purchases of property and equipment	(0)%	(3)%
Free Cash Flow margin	23%	2%

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2021	2020
Reconciliation of gross profit:
GAAP gross profit	$234,120	$176,048
Add: Stock-based compensation and related employer payroll taxes	2,879	2,572
Add: Amortization of acquired intangible assets	967	558
Non-GAAP gross profit	$237,966	$179,178
GAAP gross margin	85.6%	87.3%
Non-GAAP adjustments	1.5%	1.6%
Non-GAAP gross margin	87.1%	88.9%

Reconciliation of operating expenses:
GAAP research and development	$103,602	$91,225
Less: Stock-based compensation and related employer payroll taxes	(31,220)	(29,720)
Less: Amortization of acquired intangible assets	—	(150)
Non-GAAP research and development	$72,382	$61,355

GAAP sales and marketing	$123,947	$110,320
Less: Stock-based compensation and related employer payroll taxes	(15,489)	(15,264)
Less: Amortization of acquired intangible assets	(500)	(325)
Non-GAAP sales and marketing	$107,958	$94,731

GAAP general and administrative	$61,848	$50,654
Less: Stock-based compensation and related employer payroll taxes	(14,806)	(10,795)
Less: Amortization of acquired intangible assets	(245)	(125)
Non-GAAP general and administrative	$46,797	$39,734

Reconciliation of loss from operations:
GAAP operating loss	$(55,277)	$(76,151)
Add: Stock-based compensation and related employer payroll taxes	64,394	58,351
Add: Amortization of acquired intangible assets	1,712	1,158
Non-GAAP operating income (loss)	$10,829	$(16,642)
GAAP operating margin	(20.2)%	(37.8)%
Non-GAAP adjustments	24.2%	29.5%
Non-GAAP operating margin	4.0%	(8.3)%

	Three Months Ended April 30,
	2021	2020
Reconciliation of net income (loss) and net income (loss) per share:
Net loss attributable to Slack common stockholders	$(27,945)	$(75,211)
Add: Stock-based compensation and related employer payroll taxes	64,394	58,351
Add: Amortization of acquired intangible assets	1,712	1,158
Add: Amortization of debt discount and issuance costs	10,825	2,366
Non-GAAP net income (loss)	$48,986	$(13,336)

GAAP net loss per share, basic and diluted	$(0.05)	$(0.13)
Add: Stock-based compensation and related employer payroll taxes	0.10	0.11
Add: Amortization of debt discount and issuance costs	0.02	—
Add: Dilutive securities	0.01	—
Non-GAAP net income (loss) per share, diluted	$0.08	$(0.02)

Weighted-average common shares outstanding, basic	581,550	557,414
Effect of dilutive securities	34,003	—
Weighted-average common shares outstanding, diluted	615,553	557,414